Exhibit 99.1
SUN RIVER ENERGY, INC. ANNOUNCES PROMOTION OF JAY LEAVER TO VICE PRESIDENT OF GEOLOGY
Dallas, TX — (PRNewswire-FirstCall) — February 9, 2011 —Sun River Energy, Inc. (OTC:BB:SNRV) On January 12, 2011 Sun River Energy, Inc. (the “Company”) announced the promotion of Jay Leaver, to Vice President of Geology. Mr. Leaver has been the Company’s Senior Geologist since December 22, 2010 and is and will continue to be responsible for all aspects of geology, completion and operation of wells on Company-operated properties in Texas and New Mexico. Mr. Leaver served as Interim-President of Sun River Energy, Inc. from September 23, 2009 to August 3, 2010 and as a consulting geologist from August 3, 2010 to December 22, 2010. He was employed with Thomason Partners Associates, Inc. (“TPA”) on prospect development in the Rocky Mountain Region, and in the Appalachian, Michigan, and Illinois Basins from 1991 to 2010, and worked on projects that led to economic hydrocarbon discoveries in North Dakota, Utah, and Idaho. Prior to joining TPA, from 1989 to 1991 he was employed as a geologist at Western States Minerals, a small gold mining company with properties in Utah, Nevada, and California. From 1987 to 1989, Mr. Leaver was employed as a geological technician and later a geologist at Pendleton Land and Exploration, a small oil exploration company. In 2006, Mr. Leaver was promoted to Vice President of Geoscience at TPA, responsible for ensuring a high degree of geophysical and geochemical technology was applied to TPA projects. In 2008, Mr. Leaver was promoted to Executive Vice President at TPA, responsible for managing the flow of projects through the TPA pipeline. Mr. Leaver received his B.S. degree in Geological Engineering from the Colorado School of Mines in 1986. Mr. Leaver is a member of the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. In 2009 he served as elected Secretary of the local AAPG Section, the Rocky Mountain Association of Geologists.
Effective December 22, 2010, the Company entered into an employment agreement with Mr. Leaver, which agreement remains in place following his appointment as an executive officer of the Company. The employment agreement provides for an initial term of three years and automatically renews for additional one-year terms.
According to Donal R. Schmidt, Jr., the Company’s CEO and President:
I am pleased and excited that Jay has joined Sun River on a permanent basis as our Vice President of Geology. I appreciate the hard work and dedication he has shown towards the Company in his roles as a contract Interim-President, consulting geologist and then coming aboard as our Senior Geologist. This promotion recognizes his hard work and dedication and the benefits he brings to our organization. His experience in both soft- and hard- rock disciplines are a great asset to the Company and I look forward to his continued relationship with Sun River.

About Sun River Energy, Inc.:
Sun River Energy, Inc. is a Dallas-based, development-stage oil and gas exploration and production company. For further information on the Company, please visit our website www.SunRiverEnergy.com.
Media Contact:
Gilbert Steedley
1-800-669-6511
Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed acquisition; the risk that one or more conditions to closing the proposed transaction may not be satisfied; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s ability to fund the acquisition of oil and gas assets and the Company’s planned capital investments; the Company’s future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.